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                                                                     EXHIBIT 2.1
                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                             CUSEEME NETWORKS, INC.
                                      INTO
                            WHITE PINE SOFTWARE, INC.


         Pursuant to Section 253 of the General Corporation Law of the State of Delaware, White Pine Software, Inc. (the "Corporation") hereby certifies:

              FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

              SECOND: That the Corporation owns all of the outstanding shares of the capital stock of CUseeMe Networks, Inc., a corporation incorporated pursuant to the General Corporation Law of the State of Delaware (the "Subsidiary").

              THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent on May 3, 2000, determined to merge the Subsidiary into the Corporation and to change the corporate name of the Corporation to "CUseeMe Networks, Inc." on the conditions set forth in such resolutions:

      RESOLVED:         That the Corporation shall merge into itself its wholly
                        owned subsidiary, CUseeMe Networks, Inc., a Delaware corporation (the "Subsidiary"), and shall assume all of the Subsidiary's liabilities and obligations (the
                        "Merger"); and that upon the effectiveness of the Merger, the Corporation's corporate name shall be changed to "CUseeMe Networks, Inc."

      RESOLVED:         That the President and Chief Executive Officer and the
                        Chief Financial Officer and Vice President of Finance of the Corporation (the "Authorized Officers") are jointly and severally authorized and directed to prepare, execute and file with the Secretary of State of the State of Delaware a Certificate of Ownership and Merger setting forth a copy of the preceding resolution and this resolution, the filing thereof to be conclusive evidence of the authorization thereof by the Board of Directors of the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Ownership and Merger to be signed by its Chief Executive Officer and President as of May 8, 2000.

                                        WHITE PINE SOFTWARE, INC.



                                     By: /s/ Killko A. Caballero
                                         -------------------------------------
                                         Killko A. Caballero
                                         Chief Executive Officer and President